[SMARTPROS LOGO]



                    SMARTPROS REPORTS PROFITABLE RESULTS FOR
                                FISCAL YEAR 2004

             COMPANY ACHIEVES RECORD ANNUAL REVENUE AND NET INCOME;

                   DATE SET FOR ANNUAL MEETING OF STOCKHOLDERS

HAWTHORNE, N.Y. (PRIMEZONE) - MARCH 10, 2005 - SmartPros Ltd. (AMEX: PED), a leader in the field of accredited professional education and corporate training, today reported record financial results for the fiscal year ended December 31, 2004.

FISCAL YEAR 2004 FINANCIAL HIGHLIGHTS:

         o Revenues increased approximately 18.3% to $10.2 million from $8.6 million.

         o  Gross profit margins improved to 60.6% from 59.4%.

         o Operating expenses remained relatively stable at $5.4 million compared to $5.3 million.

         o Net income rose to $711,000, or $0.23 per basic and diluted share, compared to a $315,000 loss, or $0.12 loss per basic and diluted share, reported in the prior year.

         o Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2004 was $1.5 million compared to $434,000 in 2003.

As of December 31, 2004, the Company had approximately $6.8 million in cash and investments, working capital of $3.4 million and stockholders' equity of approximately $6.4 million.

OPERATIONAL HIGHLIGHTS FOR 2004:

         o In October, SmartPros successfully completed an Initial Public Offering, realizing net proceeds of approximately $6.0 million, and began trading on the American Stock Exchange.

         o Net revenue from sales of SmartPros' accounting/finance products grew in both absolute terms and as a percentage of total revenues. In 2004, net revenues from SmartPros' accounting/finance and related products grew 8% to $6.7 million in 2004, compared to $6.2 million in 2003. 2004 subscription-based net revenues from accounting/finance products were $6.1 million compared to $5.5 million in 2003.

         o ADP, a leading provider of integrated outsourced payroll and human resources services, expanded its relationship with SmartPros to provide Continuing Professional Education programs to accountants.

         o Working Values, Ltd, a wholly owned subsidiary of the Company, formed a strategic relationship with FIRSTGlobal Investigations, a division of BDO Seidman LLP, to provide ethics and integrity training to corporate clients.

Allen Greene, Vice Chairman and Chief Executive Officer of SmartPros, noted, "2004 can be characterized as a year of exciting growth and market emergence for SmartPros. After spending over two decades operating as a private company, we are delighted to now have the opportunity to share our ongoing success with the public and with those who have demonstrated their confidence in us by

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becoming valued shareholders.  Without exception, every member of the SmartPros'
team is committed to the profitable growth of our Company and increasing shareholder value. As such, 2005 holds great promise for us and we hope that it will be another defining year for SmartPros."

SmartPros has set April 19, 2004 as the record date for shareholders permitted to vote at the Company's Annual Meeting of Stockholders, which will be held at the Comfort Inn in Hawthorne, New York on June 9, 2005 at 10:00 A.M. Eastern.

The Company will host a teleconference this afternoon beginning at 4:30 PM Eastern Standard Time, and invites all interested parties to join management in a discussion regarding the Company's year end financial results. The conference call can be accessed via telephone by dialing toll free 1-800-257-7063. For those unable to participate in the live event, a replay of the call will be available on http://ir.smartpros.com for a period of 90 days.

A copy of this news announcement is immediately accessible via http://ir.smartpros.com. The corresponding Form 10-KSB will be filed with the U.S. Securities & Exchange Commission later this month and be accessible at that time via the Company's web site at http://ir.smartpros.com.


                           FINANCIAL CHARTS TO FOLLOW

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               SMARTPROS LTD. CONSOLIDATED BALANCE SHEET (AUDITED)
                             AS OF DECEMBER 31, 2004

ASSETS

Current Assets:
   Cash and cash equivalents                                                        $ 1,756,991
   Investment securities available-for-sale                                           5,000,000
   Accounts receivable, net of allowance for
     doubtful accounts of $71,000                                                       985,259
   Prepaid expenses and other current assets                                            175,270
                                                                                    -----------
Total Current Assets                                                                  7,917,520
                                                                                    -----------

Property and Equipment, net                                                             544,176
Goodwill                                                                                 53,434
Other Intangibles, net                                                                2,482,653
Other Assets, including restricted cash of $150,000                                     167,196
                                                                                    -----------
                                                                                      2,703,283
                                                                                    -----------
Total Assets                                                                        $11,164,979
                                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                                                  $  358,867
   Accrued expenses                                                                     373,993
   Current portion of capital lease and equipment financing obligations                  56,119
   Deferred revenue                                                                   3,741,466
                                                                                    -----------
Total Current Liabilities                                                             4,530,445
                                                                                    -----------
Long-Term Liabilities:
   Capital lease and equipment financing obligations                                     64,020
   Other liabilities                                                                    164,907
                                                                                    -----------
Total Long-Term Liabilities                                                             228,927
                                                                                    -----------
Commitments and Contingencies

Stockholders' Equity:
   Convertible preferred stock, $.001 par value, authorized 1,000,000 shares,
        0 shares issued and outstanding                                                      --
   Common stock, $.0001 par value, authorized 30,000,000 shares,
        5,140,545 issued and 5,082,539 outstanding                                          514
   Common stock in treasury, at cost - 58,006 shares                                   (220,000)
   Additional paid-in-capital                                                        16,407,495
   Accumulated deficit                                                               (9,454,902)
                                                                                    -----------
                                                                                      6,733,107
   Deferred Compensation                                                               (127,500)
   Note receivable from stockholder                                                    (200,000)
                                                                                    -----------
Total Stockholders' Equity                                                            6,405,607
                                                                                    -----------
Total Liabilities and Stockholders' Equity                                          $11,164,979
                                                                                    ===========

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                                 SMARTPROS LTD.
                 CONSOLIDATED STATEMENTS OF OPERATIONS (AUDITED)
                     FOR THE TWELVE MONTHS ENDED DECEMBER 31

-------------------------------------------------------------------------------------------
                                                                    2004           2003
-------------------------------------------------------------------------------------------

Net Revenues                                                     $10,150,738    $ 8,579,989
Cost of Revenues                                                   4,002,738      3,483,868
                                                                 --------------------------
   Gross Profit                                                    6,148,000      5,096,121
                                                                 --------------------------

Operating Expenses:
   Selling, general and administrative                             4,692,748      4,662,432
   Depreciation and amortization                                     716,378        676,382
                                                                 --------------------------
                                                                   5,409,126      5,338,814
                                                                 --------------------------
   Operating Income (Loss)                                           738,874       (242,693)
                                                                 --------------------------

Other Income (Expense):
   Interest income                                                    37,802         16,841
   Interest Expense                                                  (65,307)       (88,890)
                                                                 --------------------------
                                                                     (27,505)       (72,049)
                                                                 --------------------------

Provision for Income Taxes                                                --             --
                                                                 --------------------------
Net Income (Loss)                                                $   711,369    $  (314,742)
                                                                 ==========================

Net Income (Loss) Per Common Share:
   Basic net income (loss) per common share                      $      0.23    $     (0.12)
                                                                 ==========================

   Diluted net income (loss) per common share                    $      0.23    $     (0.12)
                                                                 ==========================

Weighted Average Number of Shares Outstanding
   Basic                                                           3,086,359      2,589,384
                                                                 ==========================

   Diluted                                                         3,119,322      2,589,384
                                                                 ==========================

ABOUT SMARTPROS LTD.

Founded 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, engineering, and ethics and compliance. SmartPros' customers include over half of Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 1,000+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals that services 300,000+ visitors and 100,000+ subscribers per month. Visit: http://corporate.smartpros.com

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STATEMENTS  IN THIS PRESS  RELEASE  THAT ARE NOT  STATEMENTS  OF  HISTORICAL  OR
CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER UNKNOWN FACTORS THAT COULD CAUSE OUR ACTUAL OPERATING RESULTS TO BE MATERIALLY DIFFERENT FROM ANY HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSES OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN OUR FILINGS WITH SECURITIES AND EXCHANGE COMMISSION.


                      FOR MORE INFORMATION, PLEASE CONTACT:

                                 SmartPros Ltd.
               Shane Gillispie, VP Marketing Services & eCommerce
            253-863-8280 or via email at shanegillispie@smartpros.com

                    Elite Financial Communications Group, LLC
                     Andrea Strittmatter, Account Executive
                    407-585-1080 or via email at ped@efcg.net

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